SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                              FORM 8-A/A
           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                       Essex International Inc.
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        (Exact name of registrant as specified in its charter)


      Delaware                                   13-3496934
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(State of incorporation                         (IRS Employer
or organization)                              Identification No.)


1601 Wall Street, Fort Wayne, Indiana                46802
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(Address of principal executive offices)          (Zip code)


    Securities to be registered pursuant to Section 12(b) of the Act:



      Title of each class                Name of each exchange on which
      to be so registered                each class is to be registered
 Common Stock, $0.01 par value              New York Stock Exchange

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 .............................          ...............................

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     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.               [ ]

     If this Form relates to the registration of a class of debt securities and is to become effecitve simultaneously with the effectivenss of a concurrent registration statement under the
Securities Act of 1933 pursuant to General Instruction A.(c)(2),
please check the following box.                                     [ ]


     Securities to be registered pursuant to Section 12(g) of the Act:


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                            (Title of Class)


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                            (Title of Class)

            INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

          A description of the Common Stock, $0.01 par value, of Essex International Inc. (the "Company") is incorporated by reference from page 56 ("Description of Capital Stock") of the Company's Registration Statement on Form S-1 (Reg. No. 333-22043).

Item 2.  Exhibits.

          1. -- All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REGISTRANT:   ESSEX INTERNATIONAL INC.


DATE:


BY:   /s/ David A. Owen
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      David A. Owen
      Chief Financial Officer,
      Executive Vice President and Treasurer